Exhibit 99.1

              Commercial Federal Reports First Quarter 2005 Results


    OMAHA, Neb.--(BUSINESS WIRE)--April 26, 2005--As anticipated, Commercial Federal Corporation (NYSE:CFB) today announced a net loss for the quarter ended March 31, 2005. The Company reported a net loss of $53.2 million, or $1.36 per diluted share, for the quarter.
    Previously, the Company had announced it was exiting its mortgage servicing and wholesale mortgage origination business activities. As a result, the Company anticipated reporting a net loss for the first quarter required by certain related and necessary balance sheet actions taken to realign and sustain the Company's interest rate risk profile.
    "The strategic decision to exit our mortgage banking operation is another key step in our evolution to a commercial banking model. This model traditionally produces greater margins, leading to enhanced profitability and shareholder value," said William A. Fitzgerald, chairman of the board and chief executive officer.
    "We are now positioned for enhanced levels of success. By focusing solely on our core businesses of retail and commercial banking, we will be better able to produce a consistent and stable earnings stream going forward," concluded Mr. Fitzgerald.
    "Focusing our complete attention on those business activities that have the greatest potential for sustainable, profitable earnings growth, we have simplified our business model to one that is now more easily understood, managed and controlled. Our model is now basic commercial banking and is significantly less influenced by external factors, such as mortgage prepayment speeds," stated Frederick R. Kulikowski, president and chief operating officer.
    "We will continue to offer mortgage lending products and services to clients within our defined markets and consider this an important part of the continued growth of the Company," Mr. Kulikowski continued.
    During the quarter ended March 31, 2005, Commercial Federal continued to show quarter-over-quarter positive gains in the following highly targeted core business drivers:

    -- Average commercial operating loan outstanding balances grew at a 24.9% annualized rate,

    -- Average home equity loan outstanding balances expanded at a 7.5% annualized pace,

    -- Average core deposit balances, excluding custodial escrows, increased at an 11.5% annualized rate, and

    -- The number of period-end retail, commercial, and small business checking accounts increased 9.2% annualized.

    In the quarter, the Company also announced the appointment of two new executive officers in Pat Corrigan and Bob Rivers to lead its efforts in commercial and retail banking, respectively. Mr. Kulikowski commented, "These executives are responsible for accelerating the sales-driven culture throughout the organization."

    Sale of Mortgage Servicing

    During the quarter the Company sold the majority of its national third party mortgage servicing portfolio and its entire broker and correspondent mortgage origination network. In conjunction with the decision to exit the mortgage servicing business, the Company recorded net losses of $101.4 million (or $67.1 million, after-tax) related to transactions needed to realign the balance sheet and to record the sale of mortgage servicing rights (MSR) and the wholesale origination network. Specifically, the Company incurred a loss on the termination of interest rate swap agreements no longer needed ($42.5 million, before-tax), a prepayment penalty and carrying value write-offs associated with the early extinguishment of FHLB borrowings ($40.7 million, before-tax), a loss on the sale of mortgage-backed securities ($12.7 million, before-tax), and prepayment penalties on the termination of reverse repurchase agreements ($4.6 million, before-tax). Also, exit costs ($2.8 million, before-tax), impairment of goodwill ($3.5 million, before-tax) and a gain on the MSR sale and wholesale mortgage origination network ($5.4 million, before-tax) were recognized.

    Results for the Quarter

    Net Interest Income

    Net interest income totaled $56.3 million for the first quarter, which included the effect of the aforementioned reverse repurchase agreement prepayment penalties of $4.6 million. This compares to $65.8 million for the quarter ended December 31, 2004. The decline was driven largely by the Company carrying fewer residential mortgage loans and more savings deposits quarter-over-quarter.

    Credit Risk Management

    At the end of the first quarter, total nonperforming assets remained relatively flat from the previous quarter increasing slightly from $60.6 million to $61.9 million. The ratio of nonperforming assets to total assets increased to 0.60% from 0.53%, primarily as a function of the over 9% decline in total assets during the quarter.
    After recording net loan charge-offs of $8.2 million in the quarter, the total allowance for loan losses marginally increased to $90.0 million at March 31, 2005 and represented 1.15% of loans receivable.

    Noninterest Income

    Noninterest income for the quarter was impacted greatly by the balance sheet transactions associated with the sale of mortgage servicing and reflected a net loss of $59.9 million. After adjusting this amount for the aforementioned loss on the termination of interest rate swap agreements ($42.5 million, before-tax), loss on the early extinguishment of debt ($40.7 million, before-tax), loss on the sales of mortgage-backed securities ($12.7 million, before-tax) and gain on the sale of mortgage servicing rights and wholesale origination network ($5.4 million, before-tax), noninterest income would have been $30.6 million for the quarter ended March 31, 2005. This compares to $28.0 million for the previous quarter. This improvement was driven by the recognition of a MSR valuation recovery, net of offsetting losses to hedge the change in MSR valuation, prior to the sale of the mortgage servicing portfolio and a lower period run-rate of MSR amortization, partially offset by a seasonal decline in retail fees and charges.
    "The sale of the mortgage servicing portfolio immediately removed over 85% of the carrying value of the MSR from our balance sheet at quarter-end, and we are in final negotiations to complete the sale of the remainder. The volatility in the value of the MSR asset, as experienced by any institution that carries a large book of mortgage loan servicing, was a key factor in our decision to exit the mortgage servicing business," said David S. Fisher, executive vice president and chief financial officer.

    Operating Expenses

    For the quarter ended March 31, 2005, general and administrative (G&A) expenses were $69.0 million. After excluding exit costs associated with the sale of mortgage servicing of $2.8 million, G&A expenses totaled $66.2 million. Comparatively, these expenses increased 2.1% versus the December 31, 2004 quarter. However, as compared to the same quarter a year ago, G&A expenses declined 3.6%.
    "We continue to watch expenses and expense growth closely. Expenses in 2005 will generally only grow when they will be favorably offset with top line revenue growth. We will be adding to our sales force in certain key areas and key markets to augment our already strong momentum," reported Mr. Fisher.

    Balance Sheet and Capital Ratios

    The Company continues to make notable progress in its evolution to a balance sheet more reflective of a commercial bank.
    Total assets as of March 31, 2005, were at $10.4 billion, compared to $11.5 billion as of December 31, 2004. This decline was precipitated by the realignment of the balance sheet to sustain an acceptable interest rate risk profile as a result of the sale of mortgage servicing. Absent that, total gross loans and total deposits grew during the quarter. Specifically, commercial, construction and consumer loans and core deposits grew at 14% and 20% annualized rates, respectively. Commercial, construction and consumer loans now represent 68% of the total gross loans versus 66% at December 31, 2004 and 59% at March 31, 2004. As well, core deposits, representing all deposits other than custodial escrows and certificates of deposit, comprise 64% of total non-escrow deposits versus 62% at December 31, 2004 and 59% at March 31, 2004.
    Importantly, FHLB advances declined substantially to comprise only 27% of the Company's funding mix versus 35% at December 31, 2004 and 39% at March 31, 2004.
    During the first quarter 2005, the Company repurchased 609,700 shares of common stock under its stock buyback program. As of March 31, 2005, the Company had 857,100 shares remaining in the repurchase authorization set to expire June 30, 2005. At quarter end, the Company had 39,019,557 shares outstanding.
    As of March 31, 2005, stockholders' equity was $765.1 million, compared with $789.3 million at December 31, 2004. The capital ratios for the Company's banking subsidiary continued to exceed regulatory requirement for classification as being "well-capitalized," the highest regulatory standard.
    "Although we did recognize a loss during the quarter resulting from these strategic actions, our tangible, core and risk-based capital percentages all improved. The Company capitalization remains very strong," concluded Mr. Fisher.

    Commercial Federal Corporation (NYSE:CFB) is the parent company of Commercial Federal Bank, a $10.4 billion federal savings bank with branches located in Nebraska, Iowa, Colorado, Kansas, Oklahoma, Missouri and Arizona. Commercial Federal operations include consumer and commercial banking services, including retail banking, commercial and industrial lending, small business banking, construction lending, cash management, and insurance and investment services.
    Commercial Federal's website, http://www.comfedbank.com, will host a live webcast of the investor conference call to discuss first quarter results on Tuesday, April 26, 2005 at 10:00 a.m. Central Time. The site also includes access to company news releases, annual reports, quarterly financial statements and SEC filings.
    Certain statements contained in this release are forward-looking in nature. These statements are subject to risks and uncertainties that could cause Commercial Federal's actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to Commercial Federal include, but are not limited to, changes in general economic conditions, changes in interest rates, changes in regulations or accounting methods, and price levels and conditions in the public securities markets generally. As a matter of course, Commercial Federal does not take actions to update any future-looking statements.



                    COMMERCIAL FEDERAL CORPORATION
            CONSOLIDATED STATEMENT OF FINANCIAL CONDITION
               (Dollars in Thousands Except Par Value)
----------------------------------------------------------------------
                                 March 31,   December 31,  March 31,
ASSETS                              2005         2004         2004
----------------------------------------------------------------------

Cash (including short-term
 investments of $2,592, $35,334
 and $18,552)                      $163,793     $189,179     $179,028
Investment securities available
 for sale, at fair value            519,964    1,071,223    1,063,558
Mortgage-backed securities
 available for sale, at fair
 value                              702,984      996,844    1,267,483
Loans held for sale, net            211,154      276,772      449,830
Loans receivable, net of
 allowances of $90,000, $89,841
 and $97,765                      7,733,977    7,698,970    7,810,613
Federal Home Loan Bank stock        173,614      204,409      245,447
Foreclosed real estate               11,207       17,835       44,800
Premises and equipment, net         174,720      174,394      150,504
Bank owned life insurance           254,477      251,581      242,142
Other assets                        268,701      395,099      625,954
Core value of deposits, net of
 accumulated amortization of
 $69,596, $68,619 and $65,434        11,453       12,430       15,615
Goodwill                            159,229      162,717      162,717
----------------------------------------------------------------------
   Total Assets                 $10,385,273  $11,451,453  $12,257,691
----------------------------------------------------------------------
LIABILITIES AND STOCKHOLDERS'
 EQUITY
----------------------------------------------------------------------

Liabilities:
  Deposits                       $6,545,720   $6,422,783   $6,479,634
  Advances from Federal Home
   Loan Bank                      2,575,466    3,685,630    4,290,100
  Other borrowings                  327,587      310,958      290,968
  Other liabilities                 171,445      242,752      439,980
----------------------------------------------------------------------
   Total Liabilities              9,620,218   10,662,123   11,500,682
----------------------------------------------------------------------
Commitments and Contingencies             -            -            -
----------------------------------------------------------------------

Stockholders' Equity:
  Preferred stock, $.01 par
   value; 10,000,000 shares
   authorized; none issued                -            -            -
  Common stock, $.01 par value;
   120,000,000 shares
   authorized; 39,019,557,
   39,254,139 and 40,870,272
   shares issued and
   outstanding                          390          393          409
  Retained earnings                 759,891      826,169      829,182
  Accumulated other
   comprehensive income (loss),
   net                                4,774      (37,232)     (72,582)
----------------------------------------------------------------------
   Total Stockholders' Equity       765,055      789,330      757,009
----------------------------------------------------------------------
   Total Liabilities and
    Stockholders' Equity        $10,385,273  $11,451,453  $12,257,691
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                 CONSOLIDATED STATEMENT OF OPERATIONS
             (Dollars in Thousands Except Per Share Data)
----------------------------------------------------------------------
                                          Three Months Ended
                                 March 31,   December 31,  March 31,
                                --------------------------------------
                                    2005         2004         2004
----------------------------------------------------------------------

Interest Income:
  Investment securities             $14,486      $14,667      $14,299
  Mortgage-backed securities          9,996       10,295       12,362
  Loans receivable                  114,539      116,769      120,111
----------------------------------------------------------------------
      Total interest income         139,021      141,731      146,772
Interest Expense:
  Deposits                           31,931       29,537       29,783
  Advances from Federal Home
   Loan Bank                         40,271       41,413       44,241
  Other borrowings                   10,562        4,982        1,777
----------------------------------------------------------------------
      Total interest expense         82,764       75,932       75,801
Net Interest Income                  56,257       65,799       70,971
Provision for Loan Losses            (8,320)      (3,174)      (4,853)
----------------------------------------------------------------------
Net Interest Income After
 Provision for Loan Losses           47,937       62,625       66,118

Other Income (Loss):
  Retail fees and charges            16,102       17,178       14,497
  Loan servicing fees                 9,998       10,841       11,208
  Amortization of mortgage
   servicing rights                  (8,829)     (10,545)     (12,385)
  Mortgage servicing rights
   valuation adjustment, net          8,302        5,984      (18,893)
  Gain (loss) on sales of
   investment securities             (5,676)      (5,000)      16,976
  Loss on sales of mortgage-
   backed securities                (12,683)           -            -
  Changes in fair values of
   derivatives, net                  (1,147)      (1,864)       1,406
  Loss on termination of
   interest rate swap
   agreements                       (42,457)           -            -
  Loss on early extinguishment
   of debt                          (40,731)           -            -
  Gain on sale of mortgage
   servicing rights and
   wholesale mortgage
   origination network                5,412            -            -
  Gain on sales of loans              2,405          932          198
  Bank owned life insurance           2,896        3,524        8,031
  Other operating income              6,508        6,921        6,619
----------------------------------------------------------------------
      Total other income (loss)     (59,900)      27,971       27,657
Other Expense:
  General and administrative
   expenses -
    Compensation and benefits        33,130       32,400       32,886
    Occupancy and equipment           9,566       10,094       10,164
    Data processing                   5,075        4,764        4,621
    Advertising                       2,688        2,714        3,555
    Communication                     2,954        3,486        3,146
    Item processing                   2,738        3,162        3,030
    Outside services                  3,414        2,783        3,872
    Loan expenses                     1,798        1,621        1,505
    Foreclosed real estate, net       1,434        1,135        1,925
    Other operating expenses          3,379        2,677        3,955
    Exit costs                        2,792            -            -
----------------------------------------------------------------------
      Total general and
       administrative expenses       68,968       64,836       68,659
    Amortization of core value
     of deposits                        977          983        1,217
    Impairment of goodwill            3,488            -            -
----------------------------------------------------------------------
      Total other expense            73,433       65,819       69,876
----------------------------------------------------------------------
Income (Loss) Before Income
 Taxes                              (85,396)      24,777       23,899
Income Tax Provision (Benefit)      (32,184)       5,267        5,981
----------------------------------------------------------------------
Net Income (Loss)                  $(53,212)     $19,510      $17,918
----------------------------------------------------------------------
Net Income Per Basic Share           $(1.36)        $.50         $.44
Net Income Per Diluted Share (1)     $(1.36)        $.49         $.43
----------------------------------------------------------------------
Dividends Declared Per Common
 Share                                $.135        $.135        $.125
----------------------------------------------------------------------
Weighted Average Shares
 Outstanding Used in Basic EPS   39,009,537   39,340,189   40,974,071
Weighted Average Shares
 Outstanding Used in Diluted
 EPS (1)                         39,009,537   40,143,182   41,756,072
----------------------------------------------------------------------

(1) The conversion of stock options for the three months ended March 31, 2005 is not assumed since the Corporation incurred a loss from operations. As a result, the diluted loss per share for the three months ended March 31, 2005 is computed the same as the basic loss per share.


                    COMMERCIAL FEDERAL CORPORATION
                          DEPOSITS AND LOANS
                            (In Thousands)
----------------------------------------------------------------------
                                 March 31,   December 31,  March 31,
                                    2005         2004         2004
----------------------------------------------------------------------

Deposits by State:
  Colorado                       $2,123,105   $2,101,674   $2,053,666
  Nebraska                        1,623,505    1,553,549    1,584,158
  Iowa                            1,085,039    1,091,210    1,099,947
  Kansas                            612,334      607,034      631,692
  Oklahoma                          537,901      526,783      557,084
  Missouri                          286,589      291,775      318,421
  Arizona                           277,247      250,758      234,666
                                ------------ ------------ ------------
    Total deposits               $6,545,720   $6,422,783   $6,479,634
                                ============ ============ ============

Deposits by Type:
  Checking accounts -
    Interest-bearing               $617,954     $615,868     $586,461
    Noninterest-bearing             724,188      675,967      636,014
                                ------------ ------------ ------------
      Total checking excluding
       escrow accounts            1,342,142    1,291,835    1,222,475
  Money market accounts             812,561    1,080,486    1,184,435
  Savings accounts                1,855,227    1,442,706    1,214,358
                                ------------ ------------ ------------
      Total core deposits         4,009,930    3,815,027    3,621,268
  Custodial escrow accounts         260,576      268,392      348,814
  Certificates of deposit         2,275,214    2,339,364    2,509,552
                                ------------ ------------ ------------
      Total deposits             $6,545,720   $6,422,783   $6,479,634
                                ============ ============ ============

----------------------------------------------------------------------

Loans Receivable, before
 allowance for losses:
  Commercial real estate         $2,056,774   $1,996,729   $1,971,927
  Commercial operating and
   other (1)                        644,348      650,784      521,814
  Construction, net of loans-
   in-process                       759,777      670,302      525,950
  Consumer home equity            1,020,662    1,001,333      881,135
  Consumer other                    835,583      816,131      762,989
                                ------------ ------------ ------------
    Total commercial,
     construction and consumer
     loans                        5,317,144    5,135,279    4,663,815
  Residential real estate         2,506,833    2,653,532    3,244,563
                                ------------ ------------ ------------
    Total loans receivable,
     before allowance for
     losses                      $7,823,977   $7,788,811   $7,908,378
                                ============ ============ ============

----------------------------------------------------------------------

(1) Includes small business, agricultural and Nebraska Investment
 Finance Authority loans in addition to commercial operating loans.


                    COMMERCIAL FEDERAL CORPORATION
                      ALLOWANCE FOR LOAN LOSSES
                            (In Thousands)
----------------------------------------------------------------------
                                 March 31,   December 31,  March 31,
                                    2005         2004         2004
----------------------------------------------------------------------

THREE MONTHS ENDED:
-------------------
Beginning balance                   $89,841      $94,857     $108,154
Provision for loan losses
 charged to operations                8,320        3,174        4,853
Charge-offs:
  Residential real estate              (262)        (117)         (91)
  Commercial real estate             (2,142)        (107)      (9,172)
  Construction, net of loans-
   in-process                          (567)        (883)         (33)
  Commercial operating, small
   business and agricultural         (1,027)        (744)      (1,427)
  Consumer                           (5,533)      (4,835)      (6,089)
                                ------------ ------------ ------------
    Charge-offs                      (9,531)      (6,686)     (16,812)
                                ------------ ------------ ------------
Recoveries:
  Residential real estate                 -           11          133
  Commercial real estate                  1           55           27
  Construction, net of loans-
   in-process                             -            -            -
  Commercial operating, small
   business and agricultural             76           19           84
  Consumer                            1,293        1,070        1,326
                                ------------ ------------ ------------
    Recoveries                        1,370        1,155        1,570
                                ------------ ------------ ------------
Transfer of allowance for
 unfunded loan commitments and
 letters of credit                        -       (2,659)           -
----------------------------------------------------------------------
Ending balance                      $90,000      $89,841      $97,765
----------------------------------------------------------------------

Summary of charge-offs, net of
 recoveries:
------------------------------

  Three months ended                $(8,161)     $(5,531)    $(15,242)
                                ============ ============ ============

----------------------------------------------------------------------

ALLOCATION OF ALLOWANCE FOR
 LOAN LOSSES:
----------------------------------------------------------------------

  Specific                           $8,783       $9,639       $4,126
  Nonspecific                        60,422       59,466       68,196
  Unallocated                        20,795       20,736       25,443
                                ------------ ------------ ------------
    Allowance for loan losses       $90,000      $89,841      $97,765
                                ============ ============ ============

----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                             ASSET QUALITY
                        (Dollars in Thousands)
----------------------------------------------------------------------
                                 March 31,   December 31,  March 31,
                                    2005         2004         2004
----------------------------------------------------------------------

Nonperforming Assets:
  Nonperforming loans (1):
    Residential real estate (1)      $7,803       $7,296      $29,656
    Residential construction          8,524        2,302        2,542
    Commercial real estate           17,845       18,997       16,462
    Commercial construction             731        1,209        1,077
    Consumer                          7,797        4,194        4,049
    Commercial operating, small
     business and agricultural        2,142        2,925        2,993
                                ------------ ------------ ------------
      Total nonperforming loans      44,842       36,923       56,779
                                ------------ ------------ ------------
  Foreclosed real estate:
    Residential                       7,162       14,117       13,700
    Residential construction            516          647          638
    Commercial                        1,753        1,295        1,365
    Commercial construction           1,776        1,776       29,097
                                ------------ ------------ ------------
      Total foreclosed real
       estate                        11,207       17,835       44,800
                                ------------ ------------ ------------

  Troubled debt restructurings
   - commercial                       5,846        5,846        4,700
                                ------------ ------------ ------------
Total nonperforming assets          $61,895      $60,604     $106,279
                                ============ ============ ============

Total assets                    $10,385,273  $11,451,453  $12,257,691
                                ============ ============ ============
Nonperforming assets to total
 assets (1)                             .60%         .53%         .87%
                                ============ ============ ============

Summary of Nonperforming
 Assets:
     Residential (1)                $24,005      $24,362      $46,536
     Nonresidential                  37,890       36,242       59,743
                                ------------ ------------ ------------
                                    $61,895      $60,604     $106,279
                                ============ ============ ============

----------------------------------------------------------------------

Nonperforming loans to loans
 receivable (1)(2)                      .57%         .47%         .72%

Nonperforming assets to total
 assets (1)                             .60%         .53%         .87%

Allowance for loan losses to:

  Loans receivable (2)                 1.15%        1.15%        1.24%

  Total nonperforming loans (1)      200.70%      243.32%      172.19%

----------------------------------------------------------------------

Accruing loans 90 days or more
 past due (1):
  Residential real estate           $16,246      $17,849           $-
                                ============ ============ ============

----------------------------------------------------------------------

(1) Effective June 30, 2004, management of the Corporation changed its estimate of determining when the collection of residential first mortgage loans becomes doubtful and when the loans are therefore placed on nonaccrual status.
(2) Ratios are calculated based on the net book value of loans receivable before deducting allowance for loan losses.


                    COMMERCIAL FEDERAL CORPORATION
       SUMMARY OF CONSOLIDATED FINANCIAL HIGHLIGHTS AND RATIOS
             (Dollars in Thousands Except Per Share Data)
----------------------------------------------------------------------
                                 March 31,   December 31,  March 31,
                                    2005         2004         2004
----------------------------------------------------------------------

Cash, investment securities and
 FHLB stock                        $857,371   $1,464,811   $1,488,033
Mortgage-backed securities          702,984      996,844    1,267,483
Loans held for sale, net            211,154      276,772      449,830
Loans receivable, net             7,733,977    7,698,970    7,810,613
Core value of deposits, net          11,453       12,430       15,615
Goodwill                            159,229      162,717      162,717
Other assets                        709,105      838,909    1,063,400
  Total assets                   10,385,273   11,451,453   12,257,691
----------------------------------------------------------------------
Deposits                          6,545,720    6,422,783    6,479,634
Advances from Federal Home Loan
 Bank                             2,575,466    3,685,630    4,290,100
Other borrowings                    327,587      310,958      290,968
Other liabilities                   171,445      242,752      439,980
Stockholders' equity                765,055      789,330      757,009
  Total liabilities and
   stockholders' equity          10,385,273   11,451,453   12,257,691
----------------------------------------------------------------------

Book value per common share          $19.61       $20.11       $18.52
Stock price                          $27.65       $29.71       $27.60
Common shares outstanding        39,019,557   39,254,139   40,870,272
Weighted average shares
 outstanding per basic EPS       39,009,537   39,340,189   40,974,071
Weighted average shares
 outstanding per diluted EPS     39,009,537   40,143,182   41,756,072
----------------------------------------------------------------------

Nonperforming assets                $61,895      $60,604     $106,279
Nonperforming assets to total
 assets                                 .60%         .53%         .87%

Quarterly weighted average
 interest rates on a taxable-
 equivalent basis:
  Yield on interest-earning
   assets                              5.54%        5.53%        5.45%
  Rate on deposits and
   interest-bearing liabilities        3.21%        2.86%        2.70%
  Net interest rate spread          2.33%(1)        2.67%        2.75%
  Net interest margin               2.28%(1)        2.63%        2.67%
----------------------------------------------------------------------

Three months ended:
-------------------
Return on average assets             (1.87)%         .68%         .59%
Return on average equity            (27.40)%       10.14%        9.48%
Average equity to average
 assets                                6.83%        6.74%        6.22%
G & A expenses to average
 assets                                2.43%        2.27%        2.26%
Operating efficiency ratio              N/M        69.14%       69.61%
----------------------------------------------------------------------

(1) Reflects the effects of prepayment penalties of $4.6 million on the prepayment of reverse repurchase agreements. Excluding the effects of the prepayment penalties, the net interest rate spread and net interest margin would have been 2.51% and 2.46%, respectively.
N/M - Ratio not meaningful since the total of net interest income and total other income is a loss.


                    COMMERCIAL FEDERAL CORPORATION
               AVERAGE BALANCES AND REGULATORY CAPITAL
                        (Dollars in Thousands)
----------------------------------------------------------------------
                               March 31,   December 31,  September 30,
                                 2005          2004          2004
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
  Total assets                $11,375,436   $11,416,319   $11,559,998
  Total loans, net              7,943,735     7,971,943     8,062,478
  Total loans, before
   allowances for loan
   losses                       8,033,507     8,066,058     8,159,234
  Total mortgage-backed
   securities                     946,715     1,021,536     1,086,720
  Total deposits                6,440,077     6,407,960     6,254,687
  Total stockholders' equity      776,767       769,737       764,614
  Total interest-earning
   assets                      10,183,505    10,281,148    10,406,515
  Total deposits and
   interest-bearing
   liabilities                 10,359,946    10,460,482    10,609,351

----------------------------------------------------------------------
                               June 30,      March 31,
                                 2004          2004
----------------------------------------------------------------------

Three Months Ended:
-------------------

Average Balances:
  Total assets                $11,878,729   $12,158,982
  Total loans, net              8,256,840     8,292,320
  Total loans, before
   allowances for loan
   losses                       8,354,536     8,400,194
  Total mortgage-backed
   securities                   1,181,297     1,278,179
  Total deposits                6,409,826     6,571,111
  Total stockholders' equity      736,133       755,722
  Total interest-earning
   assets                      10,726,414    10,878,284
  Total deposits and
   interest-bearing
   liabilities                 10,936,846    11,189,709

----------------------------------------------------------------------

                                             December 31,
                                --------------------------------------
                                    2004         2003         2002
----------------------------------------------------------------------

Year Ended:
-----------

Average Balances:
  Total assets                  $11,752,057  $12,805,465  $13,175,562
  Total loans, net                8,145,192    8,704,321    8,681,401
  Total loans, before
   allowances for loan losses     8,244,282    8,812,133    8,786,551
  Total mortgage-backed
   securities                     1,141,453    1,362,145    1,799,174
  Total deposits                  6,410,461    6,629,299    6,258,302
  Total stockholders' equity        756,610      741,337      758,659
  Total interest-earning assets  10,571,837   11,557,322   11,974,586
  Total deposits and interest-
   bearing liabilities           10,797,654   11,697,711   12,044,641
----------------------------------------------------------------------

                March 31,   Dec. 31,  Sept. 30,   June 30,  March 31,
                   2005       2004       2004       2004       2004
----------------------------------------------------------------------

Regulatory
 Capital:
----------

  Tangible       $675,848   $695,213   $713,324   $727,684   $721,410
  Core            675,848    695,213    713,324    727,684    721,535
  Total risk-
   based          794,963    812,259    833,679    855,225    852,638
  Tier 1 risk-
   based          671,401    690,779    709,740    725,279    721,535
  Tangible %         6.63%      6.19%      6.37%      6.31%      6.00%
  Core %             6.63%      6.19%      6.37%      6.31%      6.00%
  Total risk-
   based %          10.77%     10.61%     11.06%     11.25%     11.02%
  Tier 1 risk-
   based %           9.09%      9.03%      9.42%      9.54%      9.31%
----------------------------------------------------------------------


                    COMMERCIAL FEDERAL CORPORATION
                      MORTGAGE SERVICING RIGHTS
                        (Dollars in Thousands)
----------------------------------------------------------------------
                                          Three Months Ended
                                 March 31,   December 31,  March 31,
                                --------------------------------------
                                    2005         2004         2004
----------------------------------------------------------------------

Mortgage Servicing Rights (1):
  Beginning balance before
   valuation allowance             $162,423     $171,616     $185,233
  Mortgage servicing rights
   retained through loan sales        4,512        5,204        6,002
  Sale of mortgage servicing
   rights                          (137,449)           -            -
  Amortization expense               (8,829)     (10,545)     (12,385)
  Permanent impairment                    -       (3,852)           -
                                ------------ ------------ ------------
  Ending balance before
   valuation allowance               20,657      162,423      178,850
                                ------------ ------------ ------------

  Valuation allowance,
   beginning balance                 41,174       51,010       49,339
  Amounts charged (credited) to
   operations                        (8,302)      (5,984)      18,893
  Sale of mortgage servicing
   rights                           (29,716)           -            -
  Permanent impairment                    -       (3,852)           -
                                ------------ ------------ ------------
  Valuation allowance, ending
   balance                            3,156       41,174       68,232
                                ------------ ------------ ------------

  Mortgage servicing rights,
   net of valuation allowance       $17,501     $121,249     $110,618
                                ============ ============ ============

  Fair value at the periods
   ended                            $17,834     $122,770     $112,232
                                ============ ============ ============

Mortgage servicing rights as a
 percentage of servicing
 portfolio (2)                         1.56%        1.14%        0.99%
                                ============ ============ ============

Mortgage servicing rights as a
 multiple of servicing fees (2)        3.89x        3.35x        2.91x
                                ============ ============ ============

----------------------------------------------------------------------

Loans Serviced for Other
 Institutions (1):
  Beginning balance             $10,640,028  $10,902,957  $11,439,187
  Additions to portfolio            305,760      366,940      507,839
  Loan payments                    (529,006)    (612,123)    (775,537)
  Sale of loans serviced         (9,289,733)           -            -
  Other items, net                   (6,544)     (17,746)      (4,494)
                                ------------ ------------ ------------
  Ending balance                 $1,120,505  $10,640,028  $11,166,995
                                ============ ============ ============

  Weighted average servicing
   fee                                 0.33%        0.34%        0.34%
                                ============ ============ ============

  Weighted average coupon note
   rate                                5.86%        5.88%        6.04%
                                ============ ============ ============

  Serviced loans sold with
   servicing retained until
   transfer (1)                  $9,289,733           $-           $-
                                ============ ============ ============

----------------------------------------------------------------------

(1) The Corporation sold $9.3 billion of its loans serviced for other institutions on March 31, 2005. The Corporation will service these mortgage loans until the servicing is transferred (approximately 90 to 120 days from March 31, 2005). The remaining balance of loans serviced for other institutions is expected to be sold before June 30, 2005.
(2) Ratios are calculated based on the net book value of mortgage servicing after deducting the valuation allowance.




    CONTACT: Commercial Federal Corporation, Omaha
             Investor Relations:
             Hal A. Garyn, 402-514-5336